UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (or Date of Earliest Event Reported): June 9, 2004



                              SWIFT ENERGY COMPANY
             (Exact name of Registrant as specified in its charter)

           TEXAS                        1-8754                   74-2073055
(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                    (Address of principal executive offices)


                                 (281) 874-2700
                         (Registrant's telephone number)


                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)

Item 5. OTHER EVENTS

     Swift Energy Company (NYSE: SFY) announced yesterday that it had completed the public sale of $150 million in aggregate principal amount of 7-5/8% Senior Notes due 2011. Effective June 9, 2004, Swift Energy Company entered into an Underwriting Agreement with Credit Suisse First Boston Corporation, pursuant to which the Senior Notes were issued. Swift Energy received $146,626,000 in net proceeds and is using approximately $35.1 million to repurchase a portion of its outstanding $125 million 10 1/4% senior subordinated notes, representing all of the 10 1/4% notes that were tendered for early purchase under Swift Energy's outstanding tender offer. The minimum tender and supplement indenture conditions to the tender offer and consent solicitation were waived by Swift and it accepted such tenders for purchase and payment. Swift Energy will record a charge of approximately $2.7 million in the second quarter 2004 for early extinguishment of debt as a result of the early tender of the 10 1/4% notes. Swift intends to use the remainder of the proceeds to repay indebtedness on Swift's bank credit facility and for other general corporate purposes.

     The tender offer remains open until midnight, New York City time, July 12, 2004. Holders of the 10 1/4% notes tendering after the consent period, which expired at 5 p.m., New York City time, June 22, 2004, will receive the tender offer consideration of $1,035 per $1,000 principal amount and will not receive the consent payment. The 10 1/4% notes not tendered are expected to be called by Swift for redemption on or about August 1, 2004 at a redemption price of $1,051.25 per $1,000 principal amount, the redemption price provided in the indenture governing the 10 1/4% notes, plus accrued interest to the redemption date.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Exhibit. The following exhibits are filed with this report on Form 8-K:

     Exhibit No.                       Exhibit Description
     -----------                       -------------------

      1.1 Underwriting Agreement dated June 9, 2004 between Swift Energy Company and Credit Suisse First Boston, for itself and as representative for the several underwriters.
      4.1            Original Indenture dated June 23, 2004.
      4.2            First Supplemental Indenture dated June 23, 2004.
      5.1 Opinion of Jenkens & Gilchrist, a Professional Corporation, as to the legality of the notes offered.
      8.1 Opinion of Jenkens & Gilchrist, a Professional Corporation, as to tax matters.





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







                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2004


                                          Swift Energy Company



                                          By: /s/ Bruce H. Vincent
                                             -------------------------------
                                             Bruce H. Vincent
                                             Executive Vice President--Corporate
                                             Development and Secretary

                                  EXHIBIT INDEX


     Exhibit No.     Description
     -----------     -----------

      1.1 Underwriting Agreement dated June 9, 2004 between Swift Energy Company and Credit Suisse First Boston, for itself and as representative for the several underwriters.

      4.1            Original Indenture dated June 23, 2004.

      4.2            First Supplemental Indenture dated June 23, 2004.

      5.1 Opinion of Jenkens & Gilchrist, a Professional Corporation, as to the legality of the notes offered.

      5.2 Opinion of Jenkens & Gilchrist, a Professional Corporation, as to tax matters.